EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PIONEER NATURAL RESOURCES COMPANY

Pioneer Natural Resources Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.    The present name of the Corporation is Pioneer Natural Resources Company and the name under which the Corporation was originally incorporated is MXP Reincorporation Corp.

2.    The date of filing of the original Certificate of Incorporation of the Corporation (the “Original Certificate”) with the Secretary of State of the State of Delaware is April 2, 1997.

3.    This Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate”) was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4.    This Amended and Restated Certificate restates and integrates and amends the Original Certificate to read in its entirety as follows:

FIRST: The name of the corporation (the “Corporation”) is Pioneer Natural Resources Company.

SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and the Corporation shall have the power to perform all lawful acts and activities.

FOURTH: The Corporation will have perpetual existence.

FIFTH: The total number of shares of stock that the Corporation shall have authority to issue is 600,000,000 shares of capital stock classified as (i) 500,000,000 shares of common stock, par value $.01 per share (“Common Stock”) and (ii) 100,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

1.    Provisions Relating to the Preferred Stock.

(a)    The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have any designations and powers, preferences, rights, qualifications, limitations and restrictions thereof, as are stated and expressed in this Article Fifth and in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the Corporation as hereafter prescribed (a “Preferred Stock Designation”).

(b)    Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i)    whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii)    the number of shares to constitute the series and the designations thereof;

(iii)    the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

(iv)    whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(v)    whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

(vi)    the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)    the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii)    whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)    any other special rights and protective provisions with respect to any series as the board of directors of the Corporation may deem advisable.

(c)    The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. Unless otherwise provided in the Preferred Stock Designation, the board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of the Preferred Stock designated for such existing series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

2.     Provisions Relating to the Common Stock.

(a)    The holders of shares of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock held.

(b)    Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, and subject to the right of participation, if any, of the holders of the Preferred Stock in any dividends, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

(c)    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any class or series thereof, and subject to the right of participation, if any, of the holders of the Preferred Stock in any dividends, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

3.     General.

(a)    Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(b)    The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise and other terms of such rights or options; provided, however, that the consideration to be received for any share of capital stock subject thereto shall not be less than the par value thereof.

(c)    No stockholder of the Corporation shall by reason of his or her holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of that stockholder.

(d)    Cumulative voting of shares of any capital stock having voting rights is prohibited.

SIXTH: The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

1.    The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the members of the board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three or more than twenty-one. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

2.    The board of directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III, respectively, and all as nearly equal in number as possible. The initial term of office of directors of Class I shall expire at the first annual meeting of stockholders of the Corporation in 1998, of Class II shall expire at the second annual meeting of stockholders of the Corporation, and of Class III shall expire at the third annual meeting of stockholders of the Corporation, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1998, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this Article Sixth, the majority of the members of the board of directors serving at the time of the vote to make such change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

3.    Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

4.    No director of any class of directors of the Corporation shall be removed before the expiration of that director’s term of office except for cause and by an affirmative vote of the holders of not less than two-thirds in voting power of the outstanding shares entitled to vote thereon cast at the annual meeting of stockholders or at any special meeting of stockholders called for this purpose by a majority of the members of the board of directors serving at the time of that vote.

5.    Notwithstanding the foregoing, the election, removal and the filling of vacancies with respect to directors elected separately by any series of Preferred Stock shall be governed by the terms of the Preferred Stock Designation establishing such series.

6.    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Sixth.

SEVENTH: All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of whole board of directors shall have the power to adopt, amend, and repeal the bylaws of the Corporation; (2) the board of directors may designate and appoint from among its members one or more committees, and may designate one or more of its members as alternate members, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of such committee; (3) the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (4) the stockholders of the Corporation shall have no power to elect or remove officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and (5) notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the bylaws and by the vote of the holders of not less than a majority in voting power of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class or such higher vote as is set forth in the bylaws. The bylaws of the Corporation shall not contain any provision inconsistent with this Certificate of Incorporation. Notwithstanding any other provisions of this

Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Seventh.

EIGHTH: No action required to be taken or that may be taken at any meeting of common stock holders of the Corporation may be taken without a meeting, and the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Eighth.

NINTH: Special meetings of the common stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors serving at the time of that vote, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of common stockholders. No business proposed by a stockholder to be considered at an annual meeting of the common stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the common stockholders at that meeting unless, no later than sixty days before the annual meeting of common stockholders or (if later) ten days after the first public notice of that meeting is sent to common stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class and series of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any; and (5) with respect to each nominee, that nominee’s name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class and series of stock of the Corporation owned beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any provision of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Ninth.

TENTH: No contract or transaction between the Corporation and one or more of its directors, officers or stockholders or between the Corporation and any other person (as used herein “person” means a corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ELEVENTH:

1. In addition to any affirmative vote that may be required by law, the Certificate of Incorporation or the bylaws of the Corporation, and except as otherwise prohibited by law or expressly provided by Section 253 of the DGCL or expressly provided in paragraph 2 of this Article Eleventh:

(a)    any merger, consolidation or share exchange of the Corporation or any subsidiary of the Corporation with (i) any Related Person or (ii) any other Person (whether or not itself a Related Person) which is, or after such merger, consolidation or share exchange would be, an Affiliate of a Related Person; or

(b)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation or any subsidiary of the Corporation to any Related Person or any Affiliate of any Related Person or by any Related Person or any Affiliate of any Related Person to the Corporation or any subsidiary of the Corporation, of any assets or properties having an aggregate Fair Market Value of $10,000,000 or more; or

(c)    any issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation to any Related Person or any Affiliate of any Related Person (except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any subsidiary of the Corporation which securities were acquired by the Related Person prior to becoming a Related Person, or (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or subsidiary of the Corporation which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Related Person became such, and provided in the case of this clause (ii) that there is not any increase of more than 1% in the Related Person’s proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation); or

(d)    any adoption of any plan or proposal by the Corporation for the liquidation or dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person; or

(e)    any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding stock of any class or series or the securities convertible into stock of any class or series of the Corporation or any subsidiary of the Corporation which is Beneficially Owned by any Related Person or any Affiliate of any Related Person or otherwise increasing the voting power of the outstanding stock of the Corporation or any subsidiary of the Corporation possessed by any such Related Person or Affiliate; or

(f)    any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing; or

(g)    any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing, shall require the affirmative vote of the holders of (x) not less than 80% in voting power of the then outstanding Voting Stock held by stockholders voting together as a single class and (y) not less than 66 2/3% in voting power of the then outstanding Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person with respect to such Business Combination, voting together as a single class. Subject to the applicability of paragraph 2, such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in the Certificate of Incorporation, in the bylaws of the Corporation or in any agreement with any national securities exchange or otherwise.

2. The provisions of paragraph 1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by applicable law, any other provision of the Certificate of Incorporation other than this Article Eleventh, the bylaws of the Corporation and any agreement with a national securities exchange or otherwise, if all of the conditions specified in either of the following subparagraphs (a) and (b) are met:

(a)    the cash, property, securities or other consideration to be received per share by holders of each and every outstanding class or series of shares of the Corporation in the Business Combination is, with respect to each such class or series, either (i) the same in form and amount per share as that paid by the Related Person in a tender offer in which such Related Person acquired at least 50% of the outstanding stock of such class or series and which was consummated not more than one year prior to the date of such Business Combination or (ii) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares;

provided; however that in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this subparagraph (a); or

(b)    at least a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person.

In the case of any Business Combination with a Related Person to which subparagraph (b) above does not apply, at least a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the Share Price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

3. For purposes of this Article Eleventh:

(a)    The term “Affiliate,” used to indicate a relationship to a specified Person, shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(b)    The term “Associate,” used to indicate a relationship with a specified Person, shall mean (i) any corporation, partnership or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (iii) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (iv) any relative or spouse of such specified Person or of any of its Associates or any relative of any such spouse, who has the same home as such specified Person or such Associate.

(c)    A Person shall be a “Beneficial Owner” of any shares of any class or series of capital stock of the Corporation (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates has, directly or indirectly, (A) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time or the occurrence of any event), pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

provided, however, that a Person shall not be deemed the beneficial owner of any stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange, or (B) the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the beneficial owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act; or (iii) which is beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of such stock; or (iv) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the General Rules and Regulations under Exchange Act, as in effect on June 26, 1997.

(d)    The term “Business Combination” shall mean any transaction which is referred to in any one or more of clauses (a) through (g) of paragraph 1 of this Article Eleventh.

(e)    The term “Continuing Director” shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation (i) who is unaffiliated with the Related Person and (ii) who (A) became a director prior to the time that the Related Person became a Related Person or (B) was recommended or nominated to succeed a Continuing Director by a majority of all then Continuing Directors, acting separately or as a part of any action taken by the board of directors or any committee thereof. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (i) is or at any previous time has been an officer, director, employee or general partner of such Related Person; (ii) is or at any previous time has been an Affiliate or Associate of such Related Person; (iii) is or at any previous time has been a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (iv) performs services for, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services, for such Related Person or any Affiliate of such Related Person or is a relative or spouse of any such Person; or (v) was nominated for election as a director by such Related Person.

(f)    The term “Fair Market Value” shall mean, in the case of securities, the average of the closing sale prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the Nasdaq National Market or any similar system then in use or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(g)    The term “Highest Per Share Price” shall mean (i) as to any class or series of stock of which the Related Person Beneficially Owns 10% or more of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of that class or series by such Related Person in a transaction that either (A) resulted in such Related Person Beneficially Owning 10% or more thereof or (B) was effected at a time when such Related Person Beneficially Owned more than 10% thereof, (ii) as to any class or series of stock of which the Related Person Beneficially Owns shares, but not more than 10% of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid at any time by such Related Person for any share or shares of that class or series that are then Beneficially Owned by such Related Person or (iii) as to any other class or series of stock, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the per share price equivalent of the highest price that can be determined to have been paid or agreed to be paid at any time by the Related Person for any other class or series of stock. In determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person and the Highest Per Share Price will be appropriately adjusted to take into account (W) distributions paid or payable in stock, (X) subdivisions of outstanding stock, (Y) combinations of shares of stock into a smaller number of shares and (Z) similar events.

(h)    The term “Person” shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

(i)    The term “Related Person” shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit-sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (i) is the Beneficial Owner of more than 10% of the aggregate voting power of all outstanding stock of the Corporation; or (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of more than 10% of the aggregate voting power of all outstanding stock of the Corporation; or (iii) is an assignee of or has otherwise succeeded to any shares of stock of the Corporation which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a privately negotiated transaction rather than an open market transaction. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, otherwise.

(j)    The term “Voting Stock” shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Eleventh as one class. If the Corporation has shares of Voting Stock entitled to more or less than one vote for any such share, each reference in this Article Eleventh to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by the holders of such shares.

4. Nothing contained in this Article ELEVENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

5. Notwithstanding any other provision of the Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of not less than 80% in voting power of the then outstanding Voting Stock held by stockholders, voting together as a single class, shall be required to amend or repeal or adopt any provisions inconsistent with, this Article Eleventh.

TWELFTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (1) is or was a director or officer of the Corporation or (2) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Twelfth is in effect. Any repeal or amendment of this Article Twelfth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Twelfth. Such right shall include the right to be paid by the Corporation expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

THIRTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Thirteenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Thirteenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Thirteenth.

IN WITNESS WHEREOF, Pioneer Natural Resources Company has caused this certificate to be executed by the undersigned this 24th day of June, 1997.

PIONEER NATURAL RESOURCES COMPANY
By:	/s/ M. Garrett Smith
Name:	M. Garrett Smith
Vice President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PIONEER NATURAL RESOURCES COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Pioneer Natural Resources Company, resolutions were adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and that said amendment should be presented to the stockholders of said corporation at the 2012 Annual Meeting of Stockholders for approval thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was presented to the stockholders of said corporation at its 2012 Annual Meeting of Stockholders duly called and held on the 17th day of May 2012 in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing Article SIXTH thereof to read as follows:

SIXTH: The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

1.    The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the members of the board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three or more than twenty-one. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

2.    Except as otherwise provided by this paragraph 2, until the election of directors at the annual meeting of stockholders in 2015, the board of directors of the Corporation shall be into three classes designated Class I, Class II and Class III, respectively, and all as nearly equal in number as possible. Each director who is serving as a director immediately following the 2012 annual meeting of stockholders, or is thereafter elected or appointed a director, shall hold office until the expiration of the term for which he or she has previously been elected or appointed, and until his or her successor shall be

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duly elected and qualified, or until death, resignation or removal. At the 2013 annual meeting of stockholders, the successors of the class of directors whose terms expire at that meeting shall be elected for terms expiring at the 2014 annual meeting of stockholders. At the 2014 annual meeting of stockholders, the successors of the class of directors whose terms expire at that meeting shall be elected for terms expiring at the 2015 annual meeting of stockholders. At the 2015 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders. Until the election of directors at the annual meeting of stockholders in 2015, if the number of directors that constitutes the whole board of directors is changed as permitted by this Article Sixth, the majority of the members of the board of directors serving at the time of the vote to make such change shall also fix and determine the number of directors comprising each class.

3.    Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director. Until the election of directors at the annual meeting of stockholders in 2015, each director chosen to fill a vacancy in the board of directors shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. From and after the annual meeting of stockholders in 2015, each director chosen to fill a vacancy in the board of directors shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

4.    Until the election of directors at the annual meeting of stockholders in 2015, no director of any class of directors of the Corporation shall be removed before the expiration of that director’s term of office except for cause and by an affirmative vote of the holders of not less than two-thirds in voting power of the outstanding shares entitled to vote thereon cast at the annual meeting of stockholders or at any special meeting of stockholders called for this purpose by a majority of the members of the board of directors serving at the time of that vote.

5.    Notwithstanding the foregoing, the election, removal and the filling of vacancies with respect to directors elected separately by any series of Preferred Stock shall be governed by the terms of the Preferred Stock Designation establishing such series.

6.    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, until the election of directors at the annual meeting of stockholders in 2015, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Sixth. From after the annual meeting of stockholders in 2015, the affirmative vote of the holders of not less than a majority in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provision inconsistent with, this Article Sixth.

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IN WITNESS WHEREOF, Pioneer Natural Resources Company has caused this Certificate of Amendment to be signed by its Executive Vice President and General Counsel and attested by its Corporate Secretary, this 18th day of May, 2012.

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Mark S. Berg
Mark S. Berg, Executive Vice President and
General Counsel

ATTEST:

/s/ Mark H. Kleinman
Mark H. Kleinman, Corporate Secretary

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